EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-98202, 333-125358, and 333-136669) of Flushing Financial Corporation of our report dated March 9, 2006 relating to the consolidated financial statements which appear in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
New York, New York

March 13, 2008

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